    As filed with the Securities and Exchange Commission on August 1, 2001
                                                       Registration No. 33-79070
--------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------
                       POST EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                                MICROTEST, INC.
            (Exact name of registrant as specified in its charter)


                Delaware                                86-0485884
       (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)             Identification Number)


                            4747 North 22nd Street
                            Phoenix, Arizona 85016
                   (Address of Principal Executive Offices)

                                (602) 952-6400
             (Registrant's telephone number, including area code)

                Annual Non-Employee Directors Stock Option Plan
                           (Full title of the plan)

                                Mark A. Dewire
                          Wilmer, Cutler & Pickering
                               2445 M Street, NW
                          Washington, D.C. 20037-1420
                                (202) 663-6012

                      DEREGISTRATION OF UNSOLD SECURITIES

      The Registration Statement on Form S-8 (Registration No. 33-79070) (the "Registration Statement") of Microtest, Inc. ("Microtest") pertaining to 100,000 shares of common stock of Microtest to which this Post-Effective Amendment No. 1 relates, became effective on May 12, 1994.

      In accordance with an undertaking made by Microtest in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, Microtest hereby removes from registration the securities of Microtest registered but unsold under the Registration Statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington on the 31st day of July, 2001.

                                             MICROTEST, INC.

                                             By:   /s/   Chris Odell
                                                  -----------------------------
                                                  Name:  Chris Odell
                                                  Title: President

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                              Title                             Date
               ---------                              -----                             ----
             /s/  Chris Odell                President (Principal Executive         July 31, 2001
        -------------------------------      Officer)
                  Chris Odell


             /s/  Mark Kuhn                  Vice President and Treasurer           July 31, 2001
        -------------------------------      (Principal Financial and
                  Mark Kuhn                  Accounting Officer)


            /s/  Patrick W. Allender         Director                               July 31, 2001
        -------------------------------
                 Patrick W. Allender


            /s/  James H. Ditkoff            Director                               July 31, 2001
        -------------------------------
                 James H. Ditkoff


          /s/ Christopher C. McMahon         Director                               July 31, 2001
        -------------------------------
              Christopher C. McMahon